Exhibit 21.1
STREAMLINE HEALTH SOLUTIONS, INC.
SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of
Name	Incorporation	% Owned

Streamline Health, Inc.	Ohio	100%